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                                                                    EXHIBIT 24.1


                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Calvin B. Massmann, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Tractor Supply Company's Securities and Exchange Commission Form 10-K, and any and all amendments thereto, and to file the same and other documents in connection therewith with the Securities and Exchange Commission and the National Association of Securities Dealers, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his respective substitute, may lawfully do or cause to be done, or have done or caused to be done prior to this date, by virtue hereof.


Dated: March 9, 2001                         /s/ Sam K. Reed
                                             ----------------------------------
                                             Sam K. Reed